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As filed with the Securities and Exchange Commission on December 27, 2002

Registration No. 333-72738

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JCC HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	62-1650470 (IRS employer identification number)
One Canal Place 365 Canal Street, Suite 900 New Orleans, Louisiana, 70130 (Address of principal executive offices)

JCC HOLDING COMPANY 1998 LONG-TERM INCENTIVE PLAN, AS AMENDED

WRITTEN COMPENSATION CONTRACT BY AND BETWEEN
JCC HOLDING COMPANY AND PAUL DEBBAN

WRITTEN COMPENSATION CONTRACT BY AND BETWEEN
JCC HOLDING COMPANY AND PRESTON SMART

(Full title of the plans)

STEPHEN H. BRAMMELL
ONE CANAL PLACE
365 CANAL STREET, SUITE 900
NEW ORLEANS, LOUISIANA 70130
(504) 533-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

CHARLES K. RUCK, ESQ.
DEREK D. DUNDAS, ESQ.
LATHAM & WATKINS
650 TOWN CENTER DRIVE
20TH FLOOR
COSTA MESA, CALIFORNIA 92626
(714) 540-1235

EXPLANATORY NOTE

        Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-72738), filed with the Securities and Exchange Commission on November 2, 2001 (the "Registration Statement"), JCC Holding Company hereby deregisters the following securities previously registered under the Registration Statement:

  (i)
  750,000 shares of its common stock, $0.01 par value per share; for issuance through the JCC Holding Company 1998 Long-Term Incentive Plan;

  (ii)
  249,275, issuable upon exercise of options granted to Paul Debban pursuant to a written compensation contract; and

  (iii)
  249,275, issuable upon exercise of options granted to Preston Smart pursuant to a written compensation contract.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on this 27th day of December 2002.

JCC HOLDING COMPANY
By:	/s/ STEPHEN H. BRAMMELL Stephen H. Brammell Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of December 2002.

Signature	Capacity

/s/ PHILIP G. SATRE Philip G. Satre	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ GARY W. LOVEMAN Gary W. Loveman	President and director
/s/ CHARLES L. ATWOOD Charles L. Atwood	Treasurer and director (Principal Financial and Accounting Officer)
/s/ STEPHEN H. BRAMMELL Stephen H. Brammell	Secretary

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EXPLANATORY NOTE
SIGNATURES